Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2004 (except for the matters disclosed in the first two paragraphs of Note 1, as to which the date is May 10, 2004) relating to the financial statements and financial statement schedule of Churchill Downs Incorporated, which appears in Churchill Downs Incorporated's Annual Report on Form 10-K/A for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Louisville, Kentucky
June 17, 2004

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